SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                 Amendment No. 1

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: July 10, 2000


                               PVAXX CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


                                    COLORADO
                (State or Other Jurisdiction of Incorporation)


                0-25019                                 05-0499528
        (Commission File Number)         (I.R.S. Employer Identification Number)

      12730 New Brittany Boulevard
          Ft. Meyers, Florida                              33907
(Address of Principal Executive Offices)                (Zip Code)


                                 (941) 274-9355
              (Registrant's Telephone Number, Including Area Code)

            ------------------------------------------------------

                           FORWARD LOOKING STATEMENTS

            ------------------------------------------------------

THIS FORM 8-K AND OTHER STATEMENTS ISSUED OR MADE FROM TIME TO TIME
BY PVAXX CORPORATION (HEREINAFTER REFERRED TO AS "PVAXX" AND/OR "COMPANY" AND/OR "REGISTRANT") OR ITS REPRESENTATIVES CONTAIN STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

FIFTEEN U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF PVAXX AND MEMBERS OF ITS MANAGEMENT TEAM AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED.

PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 TO THIS FORM 8-K, AND ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.

                       INFORMATION INCLUDED IN THIS REPORT


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

BACKGROUND INFORMATION

  A Plan and Agreement of Share Exchange was executed on May 19, by and among OAK BROOK, PVAXX, Mark T. Thatcher and Gerard M. Werner, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the transaction contemplated therein. OAK BROOK is a corporation duly organized and validly existing under the laws of the state of Colorado, with its registered office at 17 West Cheyenne Mountain Blvd., Colorado Springs, Colorado 80906, its principal executive office at 1250 Turks Head Building, and its phone number is (401) 272-5800; PVAXX is a corporation duly organized and validly existing under the laws of the state of Florida, with its registered office located in the city of Ft. Myers, State of Florida, its principal executive office at 12799 New Brittany Boulevard, Ft. Myers, FL 33907, and its phone number is (941)274-9355; and Mark T. Thatcher is the Chairman and Secretary and Gerard M. Werner is the President and a Director of OAK BROOK.

  The respective boards of directors of OAK BROOK and PVAXX deemed it desirable and in the best interests of their respective corporations, for OAK BROOK to acquire the outstanding capital stock of PVAXX in exchange for the issuance of shares of the common and preferred stock of OAK BROOK and proposed, declared advisable and approved such share exchange (the "PVAXX EXCHANGE") pursuant to this Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors and a vote by the shareholders of OAK BROOK and PVAXX.

AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors and shareholders have unanimously approved for the restatement and amendment of the Company's Articles of Incorporation in order to change the Company's name to "PVAXX CORPORATION".

Approval of the restatement and amendment will not result in any other material amendment or change to the Company's Articles of Incorporation. The restatement and amendment is required to effect the Company's acquisition of PVAXX.

APPROVAL OF PLAN AND AGREEMENT OF SHARE EXCHANGE

The Board of Directors and shareholders have unanimously approved a Plan and Agreement of Share Exchange (the "Exchange"), whereby OAK BROOK acquired all of the issued and outstanding capital stock of PVAXX in exchange for 20,000,000 shares of the Common stock of OAK BROOK and 10,000,000 shares of the Preferred Stock of OAK BROOK.

ELECTION OF DIRECTORS

At the Meeting, the successors to the current Board of Directors were elected for a term of office, such term to commence on the effective date of the Exchange. The directors who were chosen to fill vacancies on the Board shall hold office until the next election for which nominee directors are chosen, and until their successors are duly elected by the stockholders.

EFFECT OF PVAXX EXCHANGE

In all other respects, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of OAK BROOK shall continue unaffected and unimpaired by the PVAXX Exchange, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of PVAXX shall continue unaffected, except that, as a result of the PVAXX Exchange, OAK BROOK shall own all issued and outstanding shares of PVAXX. Accordingly, on the Effective Date, PVAXX shall become a wholly-owned subsidiary of OAK BROOK, who subsequently has changed its name to PVAXX Corporation (the "Parent Corporation"), a Colorado corporation.

The laws of Colorado shall continue to govern the Parent Corporation. On and after the Effective Date, the articles of incorporation of PVAXX shall be the articles of incorporation of the Parent Corporation until further amended in the manner provided by law and in such articles of incorporation (the "Articles"). On the Effective Date, the bylaws of PVAXX shall be the bylaws of the Parent Corporation (the "Restated Bylaws") until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Articles, and the Restated Bylaws.

Conversion of PVAXX's Stock and Other Securities

PVAXX shareholders will surrender one hundred percent (100%) of their issued and outstanding common and preferred shares to OAK BROOK in exchange for receipt of one hundred percent (100%) of PVAXX shares, OAK BROOK, on the terms and subject to the conditions herein set forth, shall issue and deliver to PVAXX shareholders:

       (i) Issuance of Shares and Options in connection with the PVAXX Exchange. The aggregate number of OAK BROOK Shares of common stock to be issued or reserved for issuance in connection with the PVAXX Exchange shall be twenty million (20,000,000) As soon as practicable after the PVAXX Exchange becomes effective, OAK BROOK shall cause its transfer agent (the "Transfer Agent") to issue to the shareholders of OAK BROOK, on a pro rata basis, an aggregate of twenty million (20,000,000) Shares of OAK BROOK common stock in exchange for all the existing shares of PVAXX common stock.

            Additionally, on the Effective Date, OAK BROOK shall issue, on a pro rata basis, an aggregate of ten million (10,000,000) Shares of OAK BROOK Preferred Stock in exchange for all the existing shares of PVAXX preferred stock.

            The calculation of pro rata distributions for the purposes of this section shall be made by dividing the aggregate number of OAK BROOK Shares of common stock to be issued or reserved for issuance in connection with the PVAXX Exchange by the aggregate number of PVAXX Shares of common stock issued or reserved as a result of options, warrants, convertible securities or other commitments. No other issuance of securities is required to effect the PVAXX Exchange.

            (ii)  Fractional Interests.   No fractional shares of common stock
            of OAK BROOK or certificate or script representing the same shall be issued. In lieu thereof each holder of PVAXX Shares or PVAXX Options having a fractional interest arising upon such conversion will be rounded up into one full additional share of OAK BROOK common stock;

            (iii) Status of Common Stock. All Shares of common stock of OAK BROOK into which PVAXX Shares are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights pertaining to such Shares;

            The PVAXX Exchange is intended to qualify as an I.R.C. 368(b) tax-free reorganization. At the Closing, (a) PVAXX shall deliver to OAK BROOK a statement (in such form as may be reasonably requested by counsel to OAK BROOK) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) PVAXX shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

Investment Representation Letter

            At the Closing, each of the PVAXX Shareholders shall execute and deliver to PVAXX an investment representation letter statement in such form as may be reasonably requested by counsel.


                                  MANAGEMENT


Members of Management will devote their full time and attention to the operations of the Company.

The following table sets forth the ages of and positions and offices presently held by each Director of the Company.


                                DATE FIRST
                                BECAME              POSITIONS AND OFFICES
NAME                  AGE       DIRECTOR            WITH THE COMPANY
-----------------     ---       -------------       ---------------------
Henry Stevens(1)      37        June 26, 2000       President and
                                                    Director

Bryan Wade(1)         53        June 26, 2000       Vice President,
                                                    Secretary and
                                                    Director
-----------------------------------------------------------------------

(1)  The persons listed are the sole directors of the Company.

The board plans to adopt stock option plans and incentive-based restricted stock plans for officers, directors and employees of the Company although terms and conditions have not been established or agreed upon. Otherwise, management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of the Company and complies with all applicable federal and state securities rules and regulations.

Although the Company has a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is the intention of the Company to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that the biodegradable plastics industry is rapidly expanding and may not afford the opportunity to proxy shareholders each time our management needs to authorize additional shares.

PERSONAL BIOGRAPHIES AND SUMMARY OF EXPERIENCE

HENRY STEVENS, PRESIDENT AND DIRECTOR

From 1979 to 1986, Mr. Stevens was the Agricultural Manager in Bisley, UK. From there, Mr. Stevens was a design consultant in packaging development at Deranged Design from 1987 to 1993. It was here that Mr. Stevens first became involved with polymers made of poly-vinyl alcohol ("PVA"). He was Managing Director at Churchill Technology (IOM) Ltd., which is a PVA technology company. He then served as Managing Director of FIP Holdings, Ltd., which is a PVA development company until 1997. In 1998, Mr. Stevens began serving as Managing Director of PVAXX Group. His experience with PVA materials, particularly in young companies, will certainly be a valuable tool in PVAXX's development.

Mr. Stevens is a director and shareholder of Jumik Investments, Inc., an investment holding company that he controls and manages as well as an advisor to NIDICUS FOUNDATION, a trust, conceived by Mr. Stevens, and set up for the benefit of the environment and environmental technology development.

BRYAN WADE, VICE PRESIDENT AND DIRECTOR

Mr. Wade has extensive sales and marketing experience, beginning in 1985, when he served as Director of Multi-National Sales and Marketing at CFS. Mr. Wade held similar positions in Weststar Marketing and SAS Marketing Ltd. In 1995 Mr. Wade was sent to America to establish the US arm of SAS Ltd. SAS Inc. started trading in February of 1996, selling a US made product into the motor industry in Florida, By the following year, SAS Inc. had achieved the position as the number one distributor for this product throughout the United States.

Early in 2000, Mr. Wade joined PVAXX as a Vice President, overseeing all sales and marketing for the company. Still acting as the President of SAS Inc., his roll to the Company is more on an advisory basis with regard to sales and administration.

LAURENCE CALLOW, CHIEF EXECUTIVE OFFICER

Mr. Callow is a successful General Manager with a marketing and business development background in OTC healthcare, fmcg and food technology where he has helped to establish a new high-technology sweetener production plant from scratch in Dubai, U.A.E. He also helped launch a new sweetener business for Tate & Lyle in Jeddah, Saudi Arabia, developed the European Marketing Strategy for a sweetener product for Tate & Lyle in a joint venture with Johnson & Johnson, and has introduced a new pace and focus to the Category Development Trade Marketing Team at Pepsico Food International by reorganizing the function to significantly reduce cost.

Mr. Callow was Managing Director and Vice President -Group Business Development for Concept Foods International from 1998-Present. He was also the General Manager, Sales and Marketing-USC Middle East/Africa/Asia and European Marketing Manager for Tate & Lyle International from 1994-1998, was Business Development Director for Holmes & Marchant Healthcare from 1992-1994, was Senior Trade Marketing Manager for Pepsico Foods International from 1990-1992, was the Group Brand Manager for GD Searle Pharmaceuticals from 1984-1989 and was Brand Manager for Warner Lambert Healthcare from 1980-1884.

Mr. Callow received a BSc (Hons) in Business Administration from Aston University, U.K. He is a Member of the Chartered Institute of Marketing
(MCIM) and completed the Senior Executive Development Programme while employed at Tate & Lyle.

JAMES Q. MATHIAS, ESQ., VICE PRESIDENT, MARKETING

Mr. Mathias served as Director of Penchant Foods (London W3) from 1992-2000, where he directed expertise in all aspects of business management, buying, marketing, logistics, branding, packaging and new product development and sales. He was also Product Marketing Manager for Sony (VE) London from 1989-1991, and was Brand Manager for Timex Corporation (London
W7) from 1987 to 1989.

Mr. Mathias received a Post-graduate Diploma in Marketing from Bristol Polytechnic in 1987 and a Business Studies-HND from Brighton Polytechnic in 1985.
---------------------------------------------------------

MANAGEMENT LOANS AND BORROWING

The Company's executive officers and directors do not plan to negotiate formal loan agreements, nor do they have understandings between the Company and third parties. Jumik, as well as certain other Company officers and shareholders have verbally agreed that they will advance to the Company some additional funds that the Company needs for operating capital. Mr. Stevens has agreed to defer his salary. The Company will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

CONSULTANTS

The Company is a development stage company and currently has 14 employees. Management of the Company expects to use attorneys and accountants as necessary. The need for additional employees and their availability will be addressed in connection with the decision whether or not to expand operations or to commence certain business objectives.

Since Company management has no current plans to use any outside consultants or advisors, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.

BOARD OF DIRECTORS

Colorado provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Our directors are elected for a term of three years and until their successors are elected and qualified.

NUMBER OF DIRECTORS

Our board of directors currently consists of two directors. The number of directors on our board may only be changed by a vote of a majority of our directors, subject to the rights of the holders of any outstanding series of our Company's preferred stock to elect additional directors.

REMOVAL OF DIRECTORS

Our directors, or the entire board, may be removed for cause by the affirmative vote of the holders of at least 50% of the outstanding shares of common stock entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of our Company's preferred stock.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

Any newly created directorships in our board of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or in the case of our company, by a sole remaining director, subject to the rights of holders of any outstanding series of preferred stock. Newly created directorships or decreases in directorships in our board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in our board of directors may shorten the term of any director then in office.

To the extent reasonably possible, any newly created directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Any newly eliminated directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

ABILITY TO CALL SPECIAL MEETINGS

Special meetings of our Company's stockholders may be called by our board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the chief executive officer.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

Our bylaws allow stockholders to nominate candidates for election to the board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected. In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the Secretary of our Company before the annual or special stockholder meeting.

Under our Company's bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must be received by the Secretary of our Company no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by our Company.

In addition, if the number of directors to be elected is increased and no public announcement is made by us naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to the Secretary of our company within 10 days of the date on which public announcement of the meeting was first made by us.

Under our bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days nor more than 90 days before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by our Company.

A stockholder's notice to us must set forth all of the following:

- all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or reelection as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

- a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

- the stockholder's name and address as they appear on our books and the class and number of shares which are beneficially owned by the stockholder

- The chairman of our stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in our bylaws.

- If the chairman determines that the nomination or proposal is not in compliance with advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

DIRECTOR COMPENSATION

The directors of our Company, who are all executive officers as well, are not compensated for serving.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation provide that a director of our Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director's duty of loyalty to the Company or its shareholders,

(ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law,

(iii)for any unlawful distribution as set forth in the Colorado Model Business Corporation Act of Colorado; or

(iv) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.


                           SECURITY OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding common stock on December 31, 2000 by (i) each director and executive officer of our company, (ii) all directors and executive officers of our company as a group, and (iii) each shareholder who was known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares:


--------------------------------------------------------------------------------

                                    COMMON STOCK

--------------------------------------------------------------------------------
NAME AND ADDRESS                    # OF             % OF
OF BENEFICIAL OWNER                 SHARES           CLASS           OPTIONS
-----------------------------       -----------      ----------      ----------

Jumik Investments, Inc.             16,613,815        77.9000%       -
Henry Stevens, Majority
and Controlling Shareholder

Henry Stevens                           10,000        00.0005%       -

All Officers and
Directors as a Group                16,623,815        77.9600%       -


                                    PREFERRED STOCK
--------------------------------------------------------------------------------

Jumik Investments, Inc.             10,000,000       100.000%        -
Henry Stevens, Majority
and Controlling Shareholder


The beneficial owners have sole voting and investment power with respect to the ownership and potential disposition of their securities.

Our management has advised that we may acquire additional shares of our common stock from time to time in the open market at prices prevailing at the time of such purchases.

Our Company's key personnel bring a broad range of private and public management, corporate finance and technical skills to the Company.


ITEMS 2 THROUGH 4, 6 THROUGH 9 NOT APPLICABLE.

ITEM 5. OTHER EVENTS.


                                  BUSINESS

----------------------------------------------------------------------------
                        IMPORTANT FACTORS RELATED TO
               FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS
----------------------------------------------------------------------------

The statements contained in this registration statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on this date, and the Company assumes no obligation to update any such forward-looking statements. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Among the factors that could cause actual results to differ materially are the risk factors that may be listed from time to time in the Company's reports on Form 10-QSB, 10-KSB and registration statements filed under the Securities Act.

Forward-looking statements encompass the following:

-  expectation that the Company can secure additional capital;

- continued expansion of the Company's operations through joint ventures and acquisitions;

-  success of existing and new marketing initiatives undertaken by the Company;
   and

- success in controlling the cost of services provided and general administrative expenses as a percentage of revenues.

The forward-looking statements included in this document are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements were based on assumptions that:

-  the Company would continue to expand;

- capital will be available to fund the Company's growth at a reasonable cost;

- competitive conditions within the industry would not change materially or adversely;

-  demand for the Company's product would remain strong;

- there would be no material adverse change in the Company's operations or business; and

- changes in laws and regulations or court decisions will not adversely or significantly alter the operations of the Company.

Assumptions relating to the above statements involve judgments with respect to future economic, competitive, regulatory and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking information will prove to be accurate.

In light of the significant uncertainties inherent in the forward-looking information included in this document, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.


                           BUSINESS DESCRIPTION


Nature of Activities

The Company produces PVAXX, a biodegradable polymer that is made, in part, from poly-vinyl alcohol (PVA) and other food-grade additives, which have been used in consumer markets for over 25 years. Thus its properties, both physical and toxicological, as well as its environmental impact from its bio-degradation on disposal, have been studied in depth.

PVAXX, is a stable, flexible polymer similar to other everyday polymers such as polyethylene & polypropylene. It is available in various grades suitable for most product areas. PVAXX production requires a very low level of energy. No external heat is introduced, creating potentially greater environmental advantages. PVAXX(R) is significantly less expensive than other biodegradable polymers currently in the market. PVAXX polymers can be ingested and have FDA approval for food contact use, and will soon obtain EU and German certification pr EN 13432 and Din 54900.

PVAXX is capable of being used by manufacturers of many plastics-based products to make their products. The main advantage the Company's products have when compared with conventional plastic is biodegradability. Biodegradability is the ability of a substance to be broken down into harmless components through the action of living organisms (such as bacteria).

Management believes there is growing concern among many Governments over plastics waste in landfills throughout the world. Several Governments, the Irish Government for example, have taken steps to address this concern; including taxing conventional plastics products and encouraging the development of biodegradable alternatives. The Company believes that PVAXX can be used by manufacturers looking to avoid the taxation of conventional plastics products, as well as present manufacturers with the ability to market themselves as providing "environmentally friendly" products. While there are other PVA products produced by other companies, PVAXX is superior in that it is capable of use in a variety of manufacturing methods and can be sold at significantly lower prices.

The Product

PVAXX is produced as a hard, cold compressed pellet, which can be extruded, injection molded or blown to make film, allowing manufacturers to produce a variety of products currently manufactured using plastics. PVAXX can be considered as one of the few truly compostable, extrudable polymers with a carbon backbone. In the past, other biodegradable polymers and PVA products have had problems with:

-conventional PVA-thermal degradation;
-high temperature cross linking;
-poor physical characteristics;
-high wastage; and
-limited application.

The Company's research has indicated that PVAXX product does not suffer from the above-listed difficulties normally associated with biodegradable polymers and PVA products.

PVAXX Corporation, a Colorado Corporation is the parent company of the PVAXX Group of companies, which is comprised of:

  . PVAXX Technologies Ltd a UK holding company for all the group patents and intellectual property.

  . PVAXX Research & Development Ltd a UK company undertaking all ongoing trials and developments and employing a research team of 10 people in Kemble, Wiltshire.

The technology on which the company was founded was the conclusion of development work started in the 1980's in biodegradable polymer development and developed with the input of Polymer Development Centre in Ireland, PERA in UK, University of Leeds and University of North London, together with many individuals and consultants. The product was test marketed by a UK distributer British Traders & Shippers Ltd in 1998/99 and all feed back was acted upon and the products and process refined during 1999/2000 to produce the product we have today.

The markets for the product, the competition and the initial marketing strategy were reviewed by PERA, Arthur Andersen and Thompson & Wilson during late 1999 early 2000, thus allowing us to identify the correct pricing for our products being at a level below all other biodegradable polymers and therefore being the first biodegradable polymer to move away from being a low volume niche product into the mainstream, high volume markets.

The information received during these phases identified the extremely high demand for biodegradable products at a low cost, the United States Grain Commission ("USFGC") estimates 1.5 million tons of demand per annum in the US alone for a product with a market price of less than $1.50 per kg, a criteria which, at this time, Management believes only PVAXX meets. For this reason it was decided that it would be advantageous to the Company to seek a listing on the US market. Thus facilitating high speed manufacturing growth and also as this will be our largest market in the long term.

To achieve this goal the companies were restructured into the PVAXX Business Group, the Company opened a US office in Florida, moved the Research company into a new facility at Kemble, and started evaluating potential locations for the large scale manufacturing. To ensure the Company had the correct level of management the founder proceeded to build a management team, beginning with Bryan Wade and James Mathias in Sales and Marketing roles and latterly appointing Laurence Callow as CEO. The appointment of a CFO is expected to be made in the very near future, as are some additions to strengthen the Board.

All PVAXX components have received EU and FDA approval for human consumption, via pharmaceuticals and food contact use.

Management feels that PVAXX will be a significant contributor to the reduction of negative environmental and ecological impacts of plastics Management believes PVAXX offers the potential of practical solutions to worldwide waste disposal problems, as all products manufactured from PVAXX biodegrade into non-toxic elements when disposed of through water immersion or in landfill.

The following diagram reflects the production and potential distribution of
PVAXX:

  1. The raw materials (i.e. minerals, organic substances, lubricants and additives) are all constituents of PVAXX patented pellets;

  2. The raw materials are mixed in a Mixer;

  3. Mixed materials are feed through a PVAXX patented pelleter;

  4. Pellets are dried through a Dryer;

  5. 50 KG Drums of PVAXX Pellets are sent to potential customers for trials;

  6. 20 Ton Containers of PVAXX Pellets are sent to independent distributor; and

  7. Provided trials are successful, the distributor will send 1 Ton Containers of PVAXX Pellets for delivery to customers to be potentially used for:

       -Film/Bags;
       -Injection Moldings;
       -Extrusion; and
       -Other applications

Production

PVAXX specialized polymers are currently being shipped in pelletted form in 50 Kilo drums to various potential customers at a price of $1,200 per ton. The Company's basic operation is as follows:

Corporation A, which produces plastic water bottles, contacts representatives of the Company and indicates that Corporation A is interested in determining whether it is possible for Corporation A to manufacture its water bottles from PVAXX rather than conventional plastic.

Corporation A informs the Company how it manufactures its water bottles and the specifications for its water bottles. Corporation A orders a small amount of PVAXX, and pays the retail price. The Company produces 1 water bottle made of PVAXX, which it ships to Corporation A for evaluation, along with its order of PVAXX. Corporation A will then run its own trials using PVAXX in its manufacturing process.

If suitable, PVAXX may be used to enable the customer to produce products such as film, sheet, wrapping and packaging materials, fibers and mouldings with no toxic effects on the environment at an affordable cost.

The various technologies that make up PVAXX were either acquired by or developed within the Company. Development was undertaken within the Irish Government Research and Development Department, PERA, Leeds University and University of North London and within our own facilities both in England and in the Isle of Man. These entities have a wide range of experience in the development of laboratory led research and testing of polymers and plastic processes and products. More than a decade of associated research and over five years of laboratory and industrial assessment has gone into the development of PVAXX. This includes full industrial, scientific and technical assessment throughout its development.

PVAXX offers biodegradability at a cost that is competitive when compared with other plastics. Alternative products based on starch additives, fragment, but may not decompose. Those polymers that do biodegrade are generally expensive and can be difficult to process.

Production Schedule

Year 2000

The Company has accomplished the following during the calendar year 2000:

-is presently selling pre-production relatively small orders to potential customers;
-has commenced a public relations program;
-has appointed several members of a management team;
-has appointed corporate legal and financial advisors;
-has registered PVAXX Corporation in Dubai, United Arab Emirates;

Year 2001

The Company will be accomplishing the following during the calendar year
2001:

-will achieve ISO 9002 Accreditation for the United Kingdom research and development unit;
-plans to construct and commission a 100,000 MT manufacturing plant in
 Dubai, UAE;
-plans to supply first customers after successful trials are completed by them;
-plans to commence a marketing program; and -plans to supply an aggregate of 17,000 MT of product.


Year 2002

The Company plans to accomplish the following during the calendar year 2002:

-will achieve ISO 9002 Accreditation for the Dubai plant;
-will increase supply to 200,000 MT

Year 2003

The Company plans to accomplish the following during the calendar year 2003:

-will increase supply to 400,000 MT

KEY PRODUCT AREAS WHERE PVAXX POLYMERS CAN BE USED BY OUR CUSTOMERS

PVAXX is a competitively priced material that allows the customer to manufacture basic and premium products. These include, but are not limited to, the following areas listed together with some consumption examples.

     - Agricultural Agro-chem sachets, Mulch films, Plant pots Household Bags, Diapers, Drinking straws, Femcare products, Hangers, Incontinence pads, Sachets, Six pack rings Industrial Chemical sachets, Disposable clothing, Expanded foams, Gloves. Leisure Film canisters, Golf tees, Shotgun cartridges Medical Bedpans, Bowls, Cotton buds, Hospital curtains, 'One-use' sterile products, capsules.

PVAXX (R) has been test marketed using a UK chemical/polymer distributor, British Traders & Shippers enabling the Company to refine such things as packaging, grades and pricing. The research centre is currently capable of producing up to 1 ton per hour of PVAXX pellets. Management believes the Company has the ability to establish further production capacity to increase production by a further 2 tons per hour every 14 weeks when required. The raw materials used to produce PVAXX are all sourced from the major manufacturers such as, Nippon Gohsei, Omya, ECC, Chang Cheung, Unichema , Jordan Carbonate, etc.

Sales and Marketing

Markets

Eight percent of US household waste, over 13 million tons per year, is made up of plastics and is consigned to landfill. This is repeated throughout the developed world. "[S]tudies now confirm only 20 per cent of plastic waste could be recycled.." said Mr. Reg. McCabe director of the Plastics Industries
Association of Ireland......in the light of growing public concern about additional landfill sites.....business called on Government to help out with
136,000 tons of plastic packaging waste which are produced each year...
PERA has completed a detailed market study for the Company showing an immediate market of 30 million tons in areas where PVAXX is cheaper or has other attributes that make it immediately superior to current polymers being used on the market today.

Press, Public Relations and Lobbying

Given the range of applications in all kinds of sectors in many parts of the world, Management feels the public relations potential for PVAXX(R) and products made from PVAXX is significant. The Company is beginning to create a multi-language media relations program embracing both trade and technical media, together with national newspapers and magazines in appropriate sectors, such as food, fashion, agriculture and pharmaceuticals.

Recent production of samples of PVAXX (R) has presented the opportunity for a media event in which we can effectively demonstrate the biodegradability of PVAXX(R). The Company also plans on supplying all media and key people we target with a small case of samples that enables them to carry out their own experiments.

Environmental attributes such as complete biodegradability are regularly sought after by industry and policy makers especially due to plastic related issues such as:

-    Low environmental rating from cradle to grave; and

- Waste and packaging problems including landfill over capacity, incineration and dioxin issue, take back requirements, recycling requirements, agricultural leaching etc.

Governments are looking to find solutions to the high volumes of plastic waste accumulating in their landfills, the toxicity problems of plastic residue in soil, groundwater or via leaching directly into foodstuffs, and to the dioxin emissions when plastics are burned. These issues have led to interim solutions such as recycling, take back policies etc., but policy makers believe that the ultimate solution remains in the complete biodegradability of plastics.

Marketing Strategy

In order to properly inform policy makers of the existence and benefits of PVAXX, Management intends to employ a two-tiered approach as follows:

     (i) First, all relevant actors at the senior government level will be personally informed of the environmental attributes of PVAXX.
          As the debate on plastic products and waste develops, PVAXX must be seen developing in a pro-active industry producing a new, environmentally safe product;

          Provided the Company convinces officials through sound research, development and environmental proof, new legislation adopted in its favor will likely be forthcoming, so long as the informing process has been conducted in a professional and diplomatic manner; and

     (ii) Second, local and state governments and local authorities must also be approached.

Throughout the entire informational process, new elements or developments must be integrated into the strategy and used to influence each actor. In addition, we hope to forge alliances with parties also interested in changing national legislation to benefit cleaner plastics. These parties could be industry federations or representatives as well as respected non-governmental organizations.

Interactive Website

A live website, initially cast in 5 languages, with an active inquiry office and updateable news section, is currently available and is an integral part of our marketing strategy. The eventual selling of PVAXX via the Internet, supported by our technical centre at www.pvaxx.com, will provide 24-hour access to sales and technical information. PVAXX has already started to contact potential polymer and chemical distribution agents in anticipation that they may increase active promotion of PVAXX worldwide.

There is no advertising on our web site, nor are we entertaining potential advertising at this time. Accordingly, the Company has not been involved in the negotiation of preliminary agreements or understandings with any advertisers.

Profile Document

We plan to produce a publication about PVAXX and the environment. It will be reflective of the website, but will be presented specifically for individuals who influence the purchase of plastics.

Advertising

Through advertising, the Company has an opportunity to gain exposure both to potential purchasers and those who can influence purchases. Media coverage of the Company will provide useful additional advertising for the product. We intend to place announcements of our product development in the Financial Times, the Wall Street Journal, Paris Match and other respected national and international newspapers together with product advertisements in magazines in sectors such as food and drink, pharmaceuticals and agriculture.

Advertising Expenditure

We have budgeted approximately $____________ for advertising with a possible growth from earnings to $______________. We hope to have good exposure that will enable us to put PVAXX forward as a visible global brand. Of course, there can be no assurances that such advertising budget can be generated through the offering, internal operations or growth from earnings.

Competitive and Environmental Issues

General

The biodegradable plastics industry in which the Company operates is highly competitive. Some of the company's principal competitors in certain business lines are substantially larger and better capitalized than the Company. Because of these resources, these companies may be better able than the Company to obtain new customers and to pursue new business opportunities or to survive periods of industry consolidation.

Plastics have considerable utility but also result in significant amounts of waste--both during manufacture and following their use as products. Unfortunately this waste has a highly visible profile which, when combined with its indefinite lifespan, does not allow the problem to diminish. As environmental issues become increasingly voiced, the use and disposal of traditional plastic materials (which currently are non biodegradable,) are becoming a cause for concern. Public opinion, i.e. regarding the threat to the environment, has caused the European Union to outline quality standards for products, production standards and pollution levels that will enable countries within the EU to tighten their legislation.

LEGISLATION

Council Directive 1999/31/EC sets new targets. Within the UK around 27 million tonnes of biodegradable municipal waste are produced each year. New government targets, under the "National Strategy" have been set which will dictate that by 2006 this landfilled waste must not exceed 13.05 million tonnes and by 2009, limited to 8.70 million tonnes. The UK will have to find fast economic alternative solutions to reduce the existing levels.

NATIONAL GOVERNMENT REACTION

FRANCE - has established a number of voluntary agreements between industry and governments to set targets for recycling plastics.

GERMANY - new Waste Avoidance and Management Act increasingly requires manufacturers to be responsible for the waste they produce.

USA - many States have laws requiring the 4 and 6 pack hi-cone rings and fast food packaging should be manufactured from degradable materials and banning non-degradable refuse sacks from landfill.

ITALY 26.6.00 - passed an act to introduce new legislation that expounds laws (UNI 10785) which ban the sale of cotton bud sticks, disposable kitchenware, expanded filler for packaging, and refuse sacks.

DENMARK - statutory order 397, states that beer and soft drinks may only be sold in refillable packaging, ruling out PET and PVC bottles. There is a tax on all landfill or incinerated waste in order to encourage waste minimisation and recycling.

GREECE -Strong pressure from the leftist political parties and environmentalist to ban PVC bottles in a bid to reduce the level of toxins in uncontrolled waste-dump fires which plague the country.

SOUTH AFRICA - section 24 The Environment Conservation Act--In these regulations "the Act" means the Environment Conservation Act (Act No.73 of 1989) and any word or expression to which a meaning has been assigned in the Act shall bear the meaning so assigned to it in these regulations and, unless the context indicate otherwise

"carry bag"      means a plastic bag or a plastic packet which is
                 distributed to a consumer.

"distribute"     means making carry bags directly or indirectly available
                 and without charge to consumers for the packaging or carrying of goods purchased by consumers.

"distribution"   has a corresponding meaning.

"supply"         means distribution of or trading in carry bags.

"trading"        means the sale of carry bags as a commodity to any person
                 (including but not limited to manufacturers, wholesalers and retailers of goods).

Prohibition on the Supply of Carry Bags:

With effect from 1 January 2001, no person may supply carry bags of a thickness of less than 30 microns.

With effect from 1 June 2001, no person may supply carry bags of a thickness of less than 80 microns.

Offences and Penalties:

Any person who contravenes any provision of these regulations is guilty of an offence and liable, on a first conviction, to a fine not exceeding R10,000 or imprisonment for a period not exceeding one year or to both such fine and such imprisonment, and in the case of a second or subsequent conviction, to a fine not exceeding R100,000 or to imprisonment not exceeding ten years or to both such fine and such imprisonment.

IRELAND - Irish Government Statement Announced By Noel Dempsey TD, Minister for the Environment and Local Government:

"It is the policy of this Government to tax plastic bags as a means of discouraging their use", the Minister said. "Over 1.2 billion plastic bags are handed out, free of charge, every year to customers in about 19,000 shops and other retail outlets throughout this country. Most end up in landfill. Too many end up in the environment as litter. They are an eyesore on our streets and roadsides, and in hedges and trees throughout the countryside. In addition, plastic bag pollution is a threat to our ecosystems, natural habitats and wildlife.

We simply cannot allow this to continue. People need to think twice about taking plastic bags in the first instance and make sure they dispose of them properly when there is no further use for them".

Irish Government Study - "The day of the plastic bag is coming to an end".

The Report sought to examine the use of plastic shopping bags in Ireland and their effects on the environment

Brief Synopsis:

Free plastic shopping bags are a ubiquitous feature of the Irish retailing environment. Of the estimates of 14,000 tonnes placed on the Irish market annually, some 21% would appear to be sourced from home manufacturers while
the remainder is imported   mainly from the rest of the EU and certain
South-east Asian countries. The trend in recent years has been strongly in the direction of increased imports at the expense of the home product. However, there are still four companies, employing 177 persons, engaged in the manufacture of plastic bags in Ireland.

Most of the product consumed annually is landfilled as part of the domestic waste stream. An unknown proportion appears as litter. The environmental impact of the landfilled quantity is likely to be low due to the essentially inert or unreactive nature of the material. Bags that appear as litter are clearly a source of considerable, if unquantifiable, nuisance and environmental disamenity.

Findings in the study show general consumer apathy:

Opportunities for recycling recovered quantities of plastic shopping bags are currently limited in Ireland, due to a lack of infrastructure both in terms of collection and processing.

Having assessed a range of policy instruments, it is considered that a levy of some form offers the most appropriate means of reducing consumption of plastic shopping bags and thereby reduces consequent environmental problems. This conclusion has been reached following a detailed consideration of issues relating to compliance and administrative costs, secondary environmental impacts and effects on employment.

Levy Application:

Given the findings of the study, the Irish Government appraised two mechanics for introducing a levy. The point of sale approach, where the polluter pays, was considered, but was compromised by administrative complexity. The supply based levy was considered the most appropriate, as it directly targets manufacturers and wholesalers and was administratively much simpler, though it recognized that this may not have an effect on plastic bag consumption, as the system offers suppliers or shops the opportunity to absorb some of the levy to maintain bag sales. The final sum agreed per unit was 3p for domestic or imported product.

EU Compliance:

A levy on plastic bags is unlikely to run counter to the principles of the EC Treaty. Indeed a levy on plastic bags would be compatible with the general policy direction of the European Commission which, in principle, supports the use of market based instruments as a means of achieving higher standards of environmental protection. This view is however, contingent on there being more quantitative evidence on the contribution of plastic bags to the environmental problems of litter.

Statement by Minister Dempsey:

"While many of the options considered in the study presuppose the continued use of plastic bags, it is clear that if we are to eradicate plastic bag pollution once and for all, we need firm and progressive measures with a real capacity to reduce the use of these bags". The study concludes that some form of levy or tax offers the most appropriate means of reducing consumption of plastic shopping bags and thereby reducing consequent environmental problems.

Incineration

Apart from requiring considerable amounts of energy, incineration will also produce vast quantities of gases, contributing to the 'greenhouse effect'. PVC, one of the most common pollutants, produces hydrogen chloride when combusted, requiring expensive materials in the construction of incinerators along with downstream acid gas scrubbing equipment. Overall, incineration is expensive and creates further pollution.

Landfill

Land fill sites are expensive in terms of construction and management and tie up valuable land for indefinite periods. They are filling up and closing at a high rate, thus reducing the number of available sites.

Recycling

Recycling requires the physical separation on each waste site of all plastic from non-plastic material. This process then has to be followed by the attempted sorting and segregation of different types of plastic from each other, without the benefit of chemical analysis. Next, the waste is transported to the recycling site for treating and re-analyzing before re-inclusion into a manufacturing process.

Recycling is a time consuming and expensive task that is open to accidental miss-sorting and subsequent abortive processing. To quote the British Plastics Federation Statistics Handbook:-"the problem for industry is that reprocess feedstocks are often of inconsistent quality and there remain concerns about incorporating reclaimed material into food or technical applications."

The problem is not confined to Western Europe. In the USA, where household waste stands at 190 million tons per annum, thirteen million of such tons represent plastic products that are delivered to landfill. Because of such pollution issues Japan now exports its waste while countries like Canada, Australia and France are in a similar position.

Other Degradable Polymers

Many plastics are now being marketed, at least partially, on their environmental merits. This may be for very different reasons based upon the following list of some degradable polymer manufacturers being divided by the type of polymer as follows:

Synthetic Polymers

-Carbonnages de France - have developed a polyurethane material used for mortuary shrouds.

-Union Carbide - have developed Caprolactone polyester for tree seedling containers.

Starch-based Polymers

-Warner-Lambert, USA. - 'Novon' product claimed to be suitable as a replacement for Polystyrene and Polyethylene in disposable product applications e.g. injection moulding of pharmaceutical capsules.

Biopolymers
(Plastic materials produced by micro-organisms)

-Monsanto, England - 'Biopol' (predominately polyhydroybutyrate)--promoted as 'Nature's Plastic'. Basically a thermoplastic linear polyester used for bottles and mouldings. This relatively stiff material produced by biological fermentation of sugars to produce carbohydrates from which 'Biopol' is manufactured. This product is fully biodegradable.

Additive-Based
(standard plastics with a starch additive)

-There are many companies in this category, but as only the starch additive biodegrades and the starch loaded derivatives do not fully biodegrade, they leave small particles of undegraded polyethylene, or other polymer and cause ecological dangers which have been under investigation.

Patents, trademarks or intellectual property

On November 24, 2000, the Company, through its wholly-owned subsidiary, PVAXX Technologies, Ltd., received an International Preliminary Examination Report regarding International application No. PCT/GB99/02822, originally filed August 26, 1999. Reasoned statements under Article 35(2) with regard to novelty, inventive step and industrial applicability were confirmed favorably by the International Preliminary Examining Authority on all claims asserted (1-30) in connection with the application as follows:

Novelty                        Yes:       Claims    1-30
                                No:       Claims    -

Inventive step (IS)            Yes:       Claims    1-30
                                No:       Claims    -

Industrial applicability       Yes:       Claims    1-30
                                No:       Claims    -

The Company through its subsidiary PVAXX Technologies, Ltd. also the holder of the rights to patents published under International Publication Numbers WO 98/26911 on June 25, 1998 and WO 00/12615 on March 9, 2000.

The Company has applied for trademark protection in the United States and all other major-developed countries for the name PVAXX. There can be no assurance that existing or future patents or trademarks, if any, will adequately protect the Company. Also, there can be no assurances that any patent or trademark applications will result in issued patents or trademarks.

In addition, there can be no assurances that the Company's patents or trademarks will be upheld, if challenged. The Company also faces the risk that competitors will develop similar or superior methods or products outside the protection of any patent issued to the Company. Although the Company believes that its current European patents and trademarks, potential United States patent and trademarks, as well as the Company's products, do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that the Company's existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. Failure to do any of the foregoing could have a material adverse effect upon the Company.

In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action that may be brought against it. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements.
---------------------------------


        PVAXX CORPORATION (FORMERLY OAKBROOK CAPITAL IV) & SUBSIDIARIES
                         (A Development Stage Company)
                             FINANCIAL STATEMENTS
                                 June 30, 2000


The following financial statements include a balance sheet as of June 30, 2000, statements of operations and deficit accumulated during development stage, statements of changes in stockholders' equity and statements of cash flows for the years ended June 30, 2000 and 1999 respectively, and for the period from May 1, 1998 (inception) through June 30, 2000.


                       PVAXX CORPORATION & SUBSIDIARIES



Index to Financial Statements                          1
Report of Independent Auditor                          2
Balance Sheet                                          3
Statements of Operations & Deficit Accumulated
 During Development Stage                              4
Statements of Changes in Stockholders' Equity          5
Statements of Cash Flows                               6
Notes to Financial Statements                          7

                              September 20, 2000


Shareholders and Board of Directors
PVAXX CORPORATION
Fort Myers, Florida


Report of Independent Auditor

We have audited the accompanying balance sheet of PVAXX Corporation (formerly Oakbrook Capital IV) & Subsidiaries (a development stage company) as of June 30, 2000, and the related statements of operations and deficit accumulated during the development stage, changes in shareholders' equity, and cash flows for the years ended June 30, 2000 and 1999, respectively and for the period from May 1, 1998 (inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PVAXX Corporation & Subsidiaries as of June 30, 2000 and 1999 respectively, and the results of operations for the years then ended and for the development stage period from May 1, 1998 (inception) through June 30, 2000, and its cash flows and changes in stockholders' equity for the same periods, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note #1 to the financial statements, the Company and all of its subsidiaries are in a development stage, and have yet to realize any revenue. This raises substantial doubt about the company's ability to continue as a going concern. Management's plan in regard to these matters are discussed in Note #9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Dennis W. Bersch, CPA
Milwaukee, WI

                PVAXX CORPORATION (Formerly Oakbrook IV) & SUBSIDIARIES
                             (Development Stage Companies)
                     (With Auditor's Report of September 20, 2000)
                                  BALANCE SHEET
                                  June 30, 2000

                                    ASSETS
                                    ------

CURRENT ASSETS:
  Cash and cash equivalents                      $  118,631
  Restricted cash and cash equivalents (Note 6)     299,970
  VAT tax refund receivable                          22,989
                                                 ----------
      Total current assets                       $  441,589

FIXED ASSETS:
  Machinery & equipment                          $  596,851
  Office equipment                                    9,698
  Furniture & fixtures                               45,496
  Motor vehicles                                     51,648
  Less accumulated depreciation                     (20,000)
                                                 ----------
      Net fixed assets                              683,694

OTHER ASSETS:
  Prepaid expenses                               $   31,469
  Deposits                                            4,349
  Patent rights (Note 1)                             64,703
                                                 ----------
      Total other assets                         $  100,521
                                                 ----------

      Total assets                               $1,225,804


                   LIABILITIES AND SHAREHOLDERS' EQUITY
                   ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                               $  125,667
  Current portion of long-term
    liabilities (Note 10)                           132,446
  Accrued wages-officers                            180,000
  Other accrued liabilities                         109,565
                                                 ----------
      Total current liabilities                  $  547,678

LONG TERM LIABILITIES:
  Notes payable (Note 10)                        $    4,427
  Capital lease to related parties (Note 10)        516,226
  Loans payable to officers/directors (Note 3)       95,971
                                                 ----------
      Total long term liabilities                $  616,624
                                                 ----------
      Total liabilities                          $1,164,302

(SHAREHOLDERS' EQUITY)
  Preferred stock-no par value,
    0% noncumulative, nonparticipating,
    convertible, 10,000,000 shares authorized,
    issued and outstanding (Note 1)              $  100,000
  Common stock-no par value, 40,000,000
    shares authorized, 21,322,800 issued and
    outstanding of which 90,000 shares are in
    escrow (Note #6)                                204,200
  Paid in Capital                                   217,914
  Accumulated other comprehensive income              8,882
  Deficit accumulated during the
    development stage                              (469,494)
                                                 ----------
      Total equity                                   61,502
                                                 ----------
      Total liabilities and equity               $1,225,804


The accompanying notes are an integral part of these financial statements.

        PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                          (Development Stage Companies)
                  (With Auditor's Report of September 20, 2000)
             STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING
                                DEVELOPMENT STAGE
                For the years ended June 30, 2000 and 1999 and from May 1, 1998 (Inception) thru June 30, 2000

                                                                       Since
                                     2000               1999           Inception
REVENUE                              $          -       $          -   $         -
   Direct costs                                 -                  -             -
                                     ------------       ------------   -----------
Gross Profit                         $          -       $          -   $         -

OPERATING EXPENSES
   Development costs                 $     40,222                  -   $    40,222
   Finance costs                           22,647                           32,872
   Administrative costs                   384,192                  -       384,192
                                     ------------       ------------   -----------
      Total operating expenses            447,061                  -   $   457,286
                                     ------------       ------------   -----------
      Operating income (loss)        $   (447,061)                 -   $  (457,286)

OTHER INCOME AND (EXPENSES)               (12,208)                 -       (12,208)
                                     ------------       ------------   -----------
Net Operating Income (loss)          $   (459,269)                 -   $  (469,494)

INCOME TAXES                                    -                  -             -
                                     ------------       ------------   -----------

Net Loss & Deficit accumulated
 during the development stage        $   (459,269)                 -   $  (469,494)
                                     ------------       ------------   -----------

PER SHARE INFORMATION
  Weighted average number of
    common shares outstanding          11,249,356                  0    11,249,356

  Profit (loss) per share            $      (0.04)                 -   $     (0.04)
                                     ------------       ------------   -----------

  Fully diluted shares                 21,249,356                  -    21,249,356

  Profit (loss) per fully diluted
    share                            $      (0.02)                 -   $     (0.02)
                                     ------------       ------------   -----------

The accompanying notes are an integral part of these financial statements.

         PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                           (Development Stage Companies)
                   (With Auditor's Report of September 20, 2000)
                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        From inception through June 30, 2000

                                 Shares Issued
                             ---------------------
                                                                                        Accumulated
                           Common       Preferred   Common      Preferred    Paid-in    Comprehensive    Retained
                           Stock        Stock       Stock       Stock        Capital    Income           Earnings     Equity
                           ----------   ----------  ---------   -----------  ---------  --------------   ----------   -----------

Acquisition of subsidiary
corporations by PVAXX

  Issuance of stock to
  founder 3/31/00                   -   10,000,000  $       -   $   100,000  $       -  $            -   $        -   $         -

          3/31/00          19,865,168            -    198,652             -   (237,728)              -            -   $   (39,076)

Issuance of common stock
to various persons
for cash  3/31/00              44,832                     448                  156,572                                    157,020

Issuance of common stock
for cash restricted by
investor  3/31/00              90,000                     900                  299,070                                    299,970


Reverse acquisition with
Oak Brook IV
  Exchange of Common
  Stock for net assets
  of Oak Brook IV 5/19/00   1,322,800                   4,200                                               (10,225)       (6,025)

Foreign currency
 translation adjustment             -            -          -            -           -           8,882            -         8,882

Net loss for the period             -            -          -            -           -               -     (469,269)     (469,269)
                          -----------  -----------  ---------     --------    --------       ---------     ---------     ----------
Balance at 6/30/2000       21,322,800   10,000,000    204,200     100,000      217,914           8,882     (469,269)       61,502
                          -----------  -----------  ---------     --------    --------       ---------     ---------     ----------


The accompanying notes are an integral part of these financial statements.

        PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                          (Development Stage Companies)
                  (With Auditor's Report of September 20, 2000)
                             STATEMENT OF CASH FLOWS
                 For the years ended June 30, 2000 and 1999 and
                from May 1, 1998 (Inception) thru June 30, 1999

                                                                              Since
                                          2000                 1999           Inception
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                 $     (459,269)      $           -  $   (469,464)
 Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities:
  Depreciation & amortization             $       20,000       $           -  $     20,000
  (Increase) in VAT taxes receivable             (22,900)                  -       (22,990)
  (Increase) in other assets                     (35,817)                  -       (35,817)
  (Increase) in accounts payable                 115,442                   -       125,667
  Increase in accrued liabilities                109,565                   -       109,565
  Increase in accrued officer wages              180,000                   -       180,000
                                          --------------       -------------  ------------
  Net cash provided by (used in)
   operating activities                   $      (92,978)      $           -  $    (93,068)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase/investment of intangible patent        (64,703)                  -       (64,703)
 Purchase of equipment and improvements                -                   -             -
                                          --------------       -------------  ------------

 Net cash provided by (used in) investing
   activities                             $      (64,703)       $          -  $    (64,703)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes & loans payable      $        7,097                   -         7,097
 Increase in loans to Officers/Directors          95,971                   -        95,971
 Proceeds from notes & loans payable-
   related parties
 Repayments of notes & loans payable             (57,692)                  -       (57,692)
 Proceeds from sale of common stock              417,914                   -       417,914
 Proceeds from sale of preferred stock           100,000                   -       100,000
 Sale of common stock for services                 4,200                   -         4,200
 Cash restricted by investor                    (299,970)                  -      (299,970)
                                          --------------       -------------   ------------
 Net cash provided by (used in) financing
   activities                                    267,520                   -       267,520
                                          --------------       -------------   ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH            8,882                   -         8,882
                                          --------------       -------------   ------------
Increase in Cash and Cash Equivalents            118,631                   -       118,631

Cash at beginning of period                            -                   -             -
                                          --------------       -------------   ------------
Cash at end of period                     $      118,631                   -       118,631
                                          --------------       -------------   ------------

Supplemental information:
 Interest expense                         $       12,208                   -        12,208
 Income tax expense                                    -                   -             -

Noncash investing and financing
  transactions:
 Acquisition of equipment                 $     (703,693)                      $  (703,693)
 Capital equipment lease                         703,693                           703,693
                                          --------------       -------------   ------------
     Total                                $            -                   -             -


The accompanying notes are an integral part of these financial statements.

        PVAXX CORPORATION (FORMERLY OAKBROOK CAPITAL IV) & SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History of the Reporting Entity

PVAXX Corporation, formed in Florida on March 31, 2000, is the parent corporation of PVAXX Research & Development LTD, PVAXX, (Europe) LTD, and PVAXX Technologies LTD. PVAXX Corporation purchased net business assets at fair value of PVAXX Research & Development LTD and PVAXX Technologies LTD in exchange for 10,000,000 shares of its Preferred and 20,000,000 shares of its Common stock. The net business assets consisted of two patent applications described below, current liabilities, and a vehicle. This transaction was accounted for as a combination of entities under common control. The PVAXX companies were owned and controlled by the acquiring Company's President and Chairman of the Board of Directors, Henry Stevens. The only activities of any of these companies to date have been development stage activities.

The role of each of the subsidiary companies is as follows:

* PVAXX Technologies, Ltd. is the holder of unlimited rights to manufacture, process, and sell poly vinyl alcohol products governed by patents issued under International Publication Numbers WO 98/26911 on June 25, 1998 and WO 00/12615 on March 9, 2000

* PVAXX Research and Development Ltd. performs research into product improvements and applications. Doing business as PVAXX Engineering, it produces machines forming the product into pellets, which are then sold to converters. Under the trade style PVAXX SoftCap Systems it manufactures and sells capsule making machinery

* PVAXX Europe Ltd. is a dormant company.

Oakbrook Capital IV, (Oakbrook IV) was formed in May 1998 in Colorado, with 40,000,000 shares of common and 10,000,000 shares of preferred stock authorized. It was registered with the SEC as one of a series of blank check companies seeking a business combination with an operating company. On May 19, 2000, Oakbrook IV entered into a share exchange agreement, with PVAXX Corporation, a development stage company. The transaction is reported herein as a reverse acquisition with PVAXX as the accounting acquirer and Oak Brook IV as the legal survivor.

In conjunction with the reverse merger, Oakbrook IV, changed its name to PVAXX Corporation, and the newly named PVAXX and all of the subsidiaries have changed their respective fiscal year-ends to June 30.

Principles of Consolidation
These financial statements combine the accounts of the Colorado corporation, Oak Brook Capital IV, into the accounts of the former Florida corporation, PVAXX Corporation. They are consolidated with the three 100% owned UK subsidiary corporations (PVAXX Technologies, Ltd., PVAXX Research & Development, Ltd. and PVAXX Europe, Ltd.). After conversion of UK currency to US dollars, all significant inter-company accounts and transactions have been eliminated.

Foreign Currency Translation and Transactions
The financial position and results of operations of the company's foreign subsidiaries are determined using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect as of the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income account in shareholder's equity section.

Use of Estimates
The process of preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting of amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Cash Equivalents
Highly liquid assets with a maturity date of three (3) months or less from the date of acquisition are treated as cash or cash equivalents.

Property and Equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over estimated useful lives of the property. Estimated useful lives of property & equipment are as follows:

          Machinery & equipment      3 to 15 years
          Office equipment                 5 years
          Furniture & Fixtures       5 to  7 years
          Motor Vehicles                   5 years

The amortization of leasehold improvements is based on the shorter of the lease term or the life of the improvement.

Betterments and large renewals, which extend the life of an asset, are capitalized whereas maintenance and repairs and small renewals are expensed as incurred.

VAT Taxes Receivable
The United Kingdom subsidiaries are required to pay a Value Added Tax (VAT) on purchases made from certain vendors. The company receives a tax refund for the VAT paid to various vendors.

Other Accrued Liabilities
Other accrued consist of accrued employee wages, and payroll taxes, due as the balance sheet date.

Intangibles
The patents were acquired from a related party in exchange for stock in the PVAXX group of companies. The fair of the patents was deemed to be their historical cost at the date of acquisition and the stock was valued at the historical cost of the patent. Intangible assets such as patents on other intellectual property are recorded at cost if it is determinable at the date of acquisition. Such intangible assets are amortized over estimated useful lives based on the nature of the item. The Company will begin amortizing its patent when it emerges from the development stage.

In accordance with SFAS 121, "Accounting for Impairment of Long-Lived Assets and Long-Lives Assets to be Disposed of", intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

The company has not generated any revenue relating to its patents due to the fact that its operations are in the development stage. Although there is substantial doubt about the company's ability to continue as a going concern as described in Note #9, the company has just acquired the patents and it is actively engaged in promoting and developing this technology. At this time there are no events and conditions that exist to indicate that the asset maybe impaired. However, should the company's efforts to negotiate successful long-term revenue contracts for its products, the company will realize an impairment loss on the write-down of the patent to its fair value.

Income Taxes
The Company uses the asset and liability method as identified in SFAS 109, Accounting for Income Taxes.

The consolidated Company has a net operating loss carryforward (NOL) of $469,494 available to future periods due to losses generated since its inception through June 30, 2000. The net operating losses and credits expire at various dates beginning in 2018 and continuing through 2020. This NOL would result in a tax debit based on application of appropriate UK and US tax rates if offsetting profits were anticipated. Because the Company and its subsidiaries are in the development stages, there is no assurance that future operations will generate a profit or income, therefore the company recognizes a valuation adjustment which completely offsets the deferred tax asset related to the net operating loss carryforward.

Stock Exchanged for Services
The issuance of equity instruments in exchange for goods or services are accounted for based upon the fair value of the goods or services received. The services exchanged for equity shown on the statements of changes of stockholder's equity were valued at $.003/share because it was determined that $4,200 worth of legal services had been provided to set up the Oak Brook IV shell.

Convertible Preferred Stock
The Company issued convertible preferred stock relating to the transaction discussed above and in Note 3. The preferred stock does not have voting rights, and is noncumulative, nonparticipating and has preference up to its par value upon liquidation. The stock maybe converted 1 for 1 for common stock at the discretion of holder.

NOTE 2 - ACCOUNTS RECEIVABLE

Management believes all receivables are due and collectible and no reserve for un-collectable amounts is necessary.

NOTE 3 -  RELATED PARTY TRANSACTIONS

As discussed in Note #1, the Company effectively acquired PVAXX Research & Development LTD and PVAXX Technology, from a company owned and controlled by Henry Stevens, the present majority shareholder of PVAXX Corporation. The ultimate consideration for the transaction is the 10,000,000 shares of Preferred stock and 20,000,000 shares of Common stock held by Henry Stevens and others whose PVAXX Florida corporation shares were exchanged.

The President, and another officer, advanced $95,971 to the Company on a short-term basis at a rate of 8%. Due to the short period of time that the Company has had the use of these funds, the Company has not accrued any interest relating to these advances because the amounts are immaterial. However, in accordance with current accounting standards, interest will be accrued at a rate of 8% on these funds in subsequent periods.

The patent rights owned by PVAXX Technologies, Ltd., were developed by and acquired from a company owned by the President, Henry Stevens, and are carried at their actual cost of $68,018.

The Company entered into an Employment Agreement dated March 20, 2000 with Henry Stevens, the Company's President and Chairman of the Board of Directors. The Agreement is for a term of five years and renewable by the Company.

Under the Agreement, the Company agrees to pay the following amounts:

  a) $50,000 per month net of all taxes;
  b) Use of a motor vehicle at the choice of the employee;
  c) Use of residential facilities in the Fort Myers area at a rental not to exceed $36,000 per annum; and
  d) The Company will establish a performance related share option program, under which the company's board of directors will determine participation commensurate with the employee's position. However, as of balance sheet date, the Company has not officially established a share option plan.

No payments have been made under the Agreement as of the date of the financial statements.


NOTE 4 -  RISKS AND UNCERTAINTIES

The Company's future operating results may be affected by a number of factors. The ability of the Company to raise the capital necessary to continue to develop and bring its products to market is not assured. The product being developed by PVAXX will be sold in a highly competitive global market in which it will need to demonstrate performance characteristics sought by customers, at a competitive price which will yield a profit after production and distribution costs. Estimates of the size of the market, and the company's eventual market share may not be realized, and the effect of competition cannot be determined.

NOTE 5 -  COMMITMENTS AND CONTINGENT LIABILITIES

Leased Facilities - operating lease
The Company has entered into a three (3) year operating lease for office space in the Fort Myers area with an unrelated party. Under the terms of this lease, effective June 1, 2000 the Company is obligated for monthly base rental amounts plus sales tax and Common Area Maintenance (CAM) charges. Under the terms of the lease, the Company is obligated to keep and maintain the leased premises, including fixtures and improvements, in good condition.

The Company is obligated for the following rent payments over the lease term:

                           Total        Monthly                  Sales
                           Rent         Base Rent     CAM        Tax

Year 1
  1st quarter              $  11,013    $  2,000      $  1,463   $  208
  2nd quarter                 11,013       2,000         1,463      208
  3rd quarter                 12,285       2,400         1,463      232
  4th quarter                 13,239       2,700         1,463      250

Year 2                        55,080       2,808         1,522      260

Year 3                        57,276       2,920         1,583      270


Employee Compensation
In addition to the employment contract with the President disclosed in Note 3, an arrangement with the Vice-president provides for a salary of $10,000 monthly for one year, and $15,000 thereafter.

NOTE 6 -  RESTRICTED CASH

On March 3, 2000, the former PVAXX executed an agreement with an unrelated individual who transferred $299,970 to an escrow agent in exchange for 90,000 share block of the 20,000,000 shares of common stock issued as discussed in Notes 1 and 3. Under the terms of the escrow agreement, updated and signed on August 4, 2000, the funds will be released to the company when the exchanged shares of the new PVAXX Corporation are tradable on a U.S. national exchange at not less than $5.00 per share. If this is not achieved, the funds may be released to the investor six (6) months after the effective date (August 4, 2000) of the agreement, upon return of the 90,000 shares, which would be held as treasury stock. As of balance sheet date the 90,000 shares of stock as well as the $299,970 remain in the custody of the escrow agent.


NOTE 7 -  FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, restricted cash, receivables, accounts payable, accrued expenses and other liabilities, approximate fair value because of immediate or short-term maturity of these financial instruments. The underlying carrying amount reported for long-term debt and capital leases approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

NOTE 8 -  EARNINGS PER SHARE

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if all preferred stock had been converted to common stock. The following reflects amounts reported in the financial statements:

                                   For the period ended June 30, 2000
                              ___________________________________________

                                 Income          Shares        Per-share
                               (Numerator)   (Denominator)      Amount

Income available to common
stockholders
  -basic earnings per share    $  (459,269)    11,249,356      $    (0.04)
Effect of dilutive securities
  -convertible preferred stock                 10,000,000
income available to common
stockholders
  -fully diluted earnings per
   share                       $  (469,494)    21,249,356      $    (0.02)


                                   For the period ended June 30, 1999
                              ____________________________________________

Income available to common
stockholders
  -basic earnings per share    $         -                     $        -


                                          From inception
                              ____________________________________________

Income available to common
stockholders
  -basic earnings per share    $  (469,494)    11,249,356      $     (0.04)
Effect of dilutive securities
  -convertible preferred stock                 10,000,000
Income available to common
stockholders
  -fully diluted earnings per
   share                       $  (469,494)    21,249,356      $     (0.02)

NOTE 9 - GOING CONCERN CONSIDERATIONS

The ability of the Company to emerge from the development stage and to develop into a going concern is dependent on the success of the Company in negotiating long-term revenue contracts and acquiring additional equity capital. However, there can be no assurance that the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the company, be unable to continue as a going concern.

The company is addressing the substantial doubt about its ability to continue as a going concern through the deferral of cash payments to the principal shareholders, through the negotiation of anticipated private placements with additional investors, and by taking steps to register shares for sale on the public market in order to generate additional working capital, in order for the company to expand its operations and to bring it's product to the market. In addition, certain of the company's officers and shareholders have agreed that they will advance to the company some additional funds that the company needs for operating capital. Although, as of the balance sheet date of June 30, 2000, the Company had not entered into any revenue-producing contracts, several successful field tests of various products have been conducted, and management expects to have successfully negotiated several contracts before the end of this fiscal year.

NOTE 10 - LONG TERM LIABILITIES AND CAPITAL LEASES

Long-term liabilities include a three-year capital lease dated May 1, 2000 with Jumik Investments, a company owned and controlled by Henry Stevens, the present majority shareholder of PVAXX Corporation, for equipment, office furniture and vehicles. The terms of the lease require the company to pay $12,534 per month as adjusted for foreign currency, interest of 2.5% plus a balloon payment for the balance at the end of the term. At the end of the term, PVAXX will own the leased assets. The fair value of the leased assets were determined to be 50% of Jumik's original cost due to the fact that they have been previously used by the lessor. The lease does not require the Company to restrict its, dividends, additional debt, or further leasing. These lease terms have been deemed to be comparable with similar arrangements with unrelated parties.

The automobile note is with an unrelated party. Depreciation expense for leased assets is included in depreciation expense for owned assets.

The gross amounts of assets recorded under capital leases are listed in the table below at currency rates in effect:

          Machinery & equipment           $  596,851
          Furniture & fixtures                45,496
          Motor Vehicles                      59,293
                                          __________

          Total Assets acquired              701,640

          Less accumulated depreciation      (18,322)

          Net leased assets               $  683,318

This list does not include purchased assets.


The future minimum capital lease payments and the future obligations owed on the automobile note are listed in the table below.


                       Capital Lease         Auto note

         2001          $ 129,776             $ 2,670
         2002            134,405               3,170
         2003            381,821               1,491


         Current         129,776               2,670
         Long term       516,226               4,427

         Total         $ 646,002             $ 7,097

PVAXX Corporation is the guarantor of these leases.

                  PVAXX MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                    =====================================
                       PERIOD ENDING DECEMBER 31, 2000
                    =====================================

Except for historical information, the discussion in this Form SB-2 contains forward-looking statements that involve risks and uncertainties. These statements may refer to the Company's future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "expect", "anticipate", "believe", "intend", "plan" and similar expressions.

The Company's actual results could differ materially from those anticipated in such forward-looking statements. Factors that could contribute to these differences include, but are not limited to, the risks discussed in the section titled "Market Risks and other Business Factors" later in this Form SB-2.

Plan of Operation

The Company is producing PVAXX(R), that may be used by various manufacturers in producing agricultural, pharmaceutical, adhesives and food market products. The Company and its Chairman have spent the past several years developing PVAXX(R) and related technology and the Company is now selling limited quantities of PVAXX(R) for evaluation by potential customers operating in the following industries:

-Pharmaceutical;
-Industrial;
-Retail;
-Household;
-Agricultural;
-Leisure.

Year 2000

The Company has accomplished the following during the calendar year 2000:

-has opened new facility and European HQ in Kemble
-is presently supplying pre-production samples to potential customers; -has commenced a public relations program;
-has appointed several members of a management team;
-has appointed corporate legal and financial advisors;
-has registered PVAXX  Corporation in Dubai, United Arab Emirates;

Next 12 Months of Operations

(i) We intend to appoint a global distributor during the 1st quarter of 2001. When this has been achieved, we intend to ship production quantities to customers (small quantities of PVAXX(R) are being shipped to various potential customers for evaluation. We anticipate that this will continue). Currently, management anticipates average selling prices will be $1,200 per ton for non-pharmaceutical grade and $6,000 per ton for pharmaceutical grade. Should the company need additional financing prior to achieving greater levels of sales, the President and majority shareholder may contribute additional capital to the Company, or the Company may decide to raise capital through the sale of equity. The Company will have the ability to increase its production capacity by two tons per hour with every $________________ raised in connection with this offering. Presently, the Company has the ability to produce one ton per hour at its research facility located at Kemble Business Park, Nr Malmesbury, Wiltshire, UK.;

(ii) We have completed the necessary product research and development, and have sufficient manufacturing capacity, to supply samples and product during the next 12 months. Small quantities of PVAXX polymers are already being shipped in pellet form in 50 Kilo drums to various potential customers.
These shipments are purchased by the potential customer at market prices, but are primarily used by the buyers to evaluate the functionality and durability of PVAXX(R). The Company also makes a sample of the product that the potential customer will ultimately manufacture using PVAXX(R) and provides the sample along with the PVAXX(R) polymer shipment. Prospective customers are responsible to complete their own trials and tests to determine whether PVAXX(R) will be suitable for production of their products. If suitable, PVAXX(R) may be used to enable the customer to produce products such as film, sheet, wrapping and packaging materials, fibers and mouldings with no toxic effects on the environment at an affordable cost;


(iii) We anticipate establishing an additional production facility in Dubai, United Arab Emirates that will have the ability to produce an additional two tons per hour of PVAXX(R) with every $1,000,000 raised in connection with this offering. The purchase and/or lease of significant equipment in connection with this facility is fully factored into the production of two tons per hour for every $1,000,000 raised; and

(iv) We expect to hire an additional 6 employees for the production facility in Dubai. Also to expand the management by 2 additional hirings.

We anticipate a proportion of the initial sales to customers will be to the Italian market, where new legislation to ban a number of plastic applications is currently in the implementation phase. A development partner in each market sector (i.e. pharmaceuticals, agriculture, etc.) has been identified who will eventually receive the first deliveries of PVAXX(R). The pharmaceutical sector is being developed over the mid-term, and offers higher-margin opportunities.

The first phase in the global commercialization of PVAXX is currently underway, with the approval to design and construct a new, state-of-the-art production plant in Dubai. This unit is being designed to produce PVAXX(R). PVAXX(R) will be produced in pellet form, to allow easy use by manufacturing customers, utilizing their existing plant and production equipment.

Year 2001

The Company anticipates accomplishing the following during the calendar year
2001:

-will a achieve ISO 9002 Accreditation for the United Kingdom research and development unit;
-plans to construct and commission 100,000 MT manufacturing plant in Dubai,
 UAE;
-plans to supply first customers;
-plans to commence marketing program; and -plans to supply 17,000 MT of product.

Year 2002

The Company plans to accomplish the following during the calendar year 2002:
-will achieve ISO 9002 Accreditation for the Dubai plant;
-will increase supply to 200,000 MT

Year 2003

The Company plans to accomplish the following during the calendar year 2003:
-will increase supply to 400,000 MT

Liquidity and Capital Resources

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. The Company's balance sheet as of December 31, 2000, reflects a current asset value of $___________, and a total asset value of $______________ in the form of cash and capitalized organizational costs.

The Company is hereby registering for the sale of equity in connection with the sale of 1,200,000 shares at approximately $10.00/share. The Company does not have any underwriting commitments for such sale of equity and cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.

Notwithstanding the steps taken by us to raise additional capital, our immediate cash requirements are significant. We cannot assure you that we will be able to successfully realize cash flow from operations or that such cash flow will be sufficient. We believe that our existing and anticipated capital resources will enable us to fund our planned operations through Fiscal 2001. In addition, our annual and quarterly operating results may be affected by a number of factors, including the following:

     - our ability to manage inventories, shortages of components or labor;
     -    the degree of automation used in the assembly process;
     - fluctuations in material costs and the mix of material costs versus labor;
     -    manufacturing and overhead costs;
     -    price competition;
     -    the inability to pass on excess costs to customers;
     -    the timing of expenditures in anticipation of increased sales; and
     -    customer product delivery requirements.

Any one of these factors, or a combination thereof, could adversely affect us.

The Company believes that obtaining $1,000,000 of net proceeds from this offering will permit it to continue meeting its working capital obligations and fund the further development of its business for at least the next 12 months. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. If adequate funds are not available, the Company may be required to delay, scale back or eliminate its research, engineering and development or manufacturing programs or obtain funds through arrangements with partners or others that may require the Company to relinquish rights to certain of its technologies or potential products or other assets. Accordingly, the inability to obtain such financing could have a material adverse effect on the Company's business, financial condition and results of operations.


Evolving Industry Standards; Rapid Technological Changes

The Company's success in its business will depend in part upon its continued ability to enhance its existing products, to introduce new products quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results. There can also be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and products going forward, that the costs associated with refining, enhancing and developing such strategies and products will not increase significantly in future periods or that the Company's existing technology will not become obsolete as a result of ongoing technological developments in the marketplace.

Volatility of Stock Price

The Company believes factors such as the Company's liquidity and financial resources, quarter to quarter and year-to-year variations in financial results could cause the market price of the Company's common stock to fluctuate substantially. Any adverse announcement with respect to such matters or any shortfall in revenue or earnings from levels expected by management could have an immediate and material adverse effect on the trading price of the Company's common stock in any given period. As a result, the market for the Company's common stock may experience material adverse price and volume fluctuations and an investment in the Company's common stock is not suitable for any investor who is unwilling to assume the risk associated with any such price and volume fluctuations.

Sufficiency of Cash Flows

The Company believes that current cash balances and any cash generated from operations and from available debt or equity financing will be sufficient to meet its cash needs for working capital and capital expenditures for at least the next twelve months provided at least $1,000,000 is raised in this offering. Thereafter, if cash generated from operations is insufficient to satisfy the Company's liquidity requirements, management may seek to sell additional equity or obtain credit facilities. The sale of additional equity could result in additional dilution to the Company's shareholders.

Results of Operations

Limited revenues of $2877 were received by the Company through December 31, 2000.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" issued by the Financial Accounting Standards Board, under which deferred tax assets and liabilities are provided on differences between the carrying amounts for financial reporting and the tax basis of assets and liabilities for income tax purposes using the enacted tax rates. Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized if on the weight of available evidence it is more likely than not that some portion or the entire deferred tax asset will not be realized.

ITEM 8.  CHANGES IN FISCAL YEAR OF REGISTRANT

As of the date of the filing of this Current Report on Form 8-K, the Registrant has changed its fiscal year end to June 30 from December 31. A transitional consolidated audit of the historical financial statements has been filed and set forth within Form 10KSB for the transitional period
June 30, 2000. The Registrant's Independent Auditor, Dennis W. Bersch, has completed the transitional consolidated audit of the historical financial statements of PVAXX that will provide for financial statement requirements prescribed by Item 7(a) above.


                               EXHIBIT INDEX


      Exhibit No.           Exhibit

x     2.10                  Agreement and Plan of Share Exchange

x     2.11                  Articles of Share Exchange

#     3(a)                  Articles of Incorporation

#     3(b)                  Bylaws

#     4(a)                  Agreements Defining Certain Rights of Shareholders

#     4(b)                  Specimen Stock Certificate

x     5.10                  Legal Opinion (Nadeau & Simmons, P.C.) -

                            Investment Representation Letter

      7                     Not applicable

      9                     Not applicable


      11                    Not applicable

      14                    Not applicable

      16                    Not applicable

      21                    Not applicable

x     23.1                  Consent of Counsel
                            (contained in Exhibit 5.1)

##    24.1                  Consent of CPA.

      27                    Financial Data Schedule

      28                    Not applicable

##    99.1                  Safe Harbor Compliance Statement
____________________________

x     filed herewith

#     previously filed

## incorporated herein by reference from Registrant's Definitive Information Statement, filed on Schedule 14C on June 12, 2000.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 8-K and has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Ft. Myers, Florida, on the 15th day of July, 2001.


PVAXX CORPORATION

By:  /s/ Henry Stevens

________________________________
HENRY STEVENS,
President

Date: February 15, 2001


Pursuant to the requirements of the Securities Exchange Act of 1934, this Current Report on Form 8-K has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                         Date

/s/ Henry Stevens        President                     February 15, 2001
                         & Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Henry Stevens, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for then and in their name, place and stead, in any and all capacities, to sign any and all amendments this current report and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Exchange Act of 1934, this current report has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                          DATE
----------------            ---------------                --------------

/s/ Bryan Wade

BRYAN WADE                  Secretary                      February 15, 2001
